UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2023

Kidpik Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41032	81-3640708
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Park Avenue South, 3rd Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 399-2323

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on March 22, 2023, Kidpik Corp. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, $0.001 par value per share (the “Common Stock”) for the prior 30 consecutive business days, the Company was not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market LLC, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a grace period of 180 days, or until September 18, 2023, to regain compliance with the Minimum Bid Price Requirement.

On August 29, 2023, the Company submitted a request to Nasdaq for an additional 180-day extension to regain compliance with the Minimum Bid Price Requirement. On September 19, 2023, the Company received a letter from Nasdaq advising that the Company had been granted a 180-day extension to March 18, 2024, to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A).

The Company will continue to monitor the closing bid price of its Common Stock and will, if necessary, implement a reverse stock split of its outstanding securities, to regain compliance with the Minimum Bid Price Requirement. The stockholders of the Company, at the June 19, 2023, annual meeting of stockholders previously approved an amendment to our Second Amended and Restated Certificate of Incorporation, to effect a reverse stock split of our issued and outstanding shares of our Common Stock, by a ratio of between one-for-five to one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to April 24, 2024.

If the Company does not regain compliance within the allotted compliance period, Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during this 180-day extension.

Item 8.01 Other Events.

 On September 21, 2023, the Company issued a press release announcing that Nasdaq had granted its request for a 180-day extension to regain compliance with the Minimum Bid Price Requirement. A copy of the press release is attached hereto as Exhibit 99.1, and incorporated by reference herein.

Risks Related to our Common Stock

The Company is including the below update to its risk factors, for the purpose of supplementing and updating the disclosure contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2023 and its Quarterly Report on Form 10-Q for the period ended July 1, 2023, filed with the SEC on August 15, 2023.

If we fail to comply with the continued minimum closing bid requirements of The Nasdaq Capital Market LLC (“Nasdaq”) by March 18, 2024, or other requirements for continued listing, including stockholder equity requirements, our Common Stock may be delisted and the price of our Common Stock and our ability to access the capital markets could be negatively impacted.

Our Common Stock is listed for trading on Nasdaq. In order to remain listed on Nasdaq, we must satisfy Nasdaq’s continued listing requirements, including, among other things, the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

On March 22, 2023, the Staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Staff”) notified us that we did not comply with the Minimum Bid Price Requirement, and that we had 180 calendar days, or until September 18, 2023, to regain compliance. On August 29, 2023, under the Nasdaq Listing Rules, we submitted a request to Nasdaq for an additional 180-day extension to regain compliance with the Minimum Bid Price Requirement and notice of our intention to cure the deficiency, including by effecting a reverse stock split if necessary. On September 19, 2023, Nasdaq advised us that we were provided an additional 180 calendar day compliance period, or until March 18, 2024, to regain compliance with the Minimum Bid Price Requirement. The closing bid price of our securities must be at least $1.00 per share for a minimum of ten consecutive business days to regain compliance. We intend to monitor the closing bid price of our Common Stock and plan, if necessary, to implement a reverse stock split, to regain compliance with the Minimum Bid Price Requirement. The stockholders of the Company, at the June 19, 2023, annual meeting of stockholders previously approved an amendment to our Second Amended and Restated Certificate of Incorporation, to effect a reverse stock split of our issued and outstanding shares of our Common Stock, by a ratio of between one-for-five to one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to April 24, 2024.

If we seek to implement a reverse stock split in order to remain listed on Nasdaq, the announcement or implementation of such a reverse stock split could negatively affect the price of our Common Stock. However, there can be no assurance that we will regain compliance with the Minimum Bid Price Requirement prior to March 18, 2024.

If we are unable to regain compliance with the Minimum Bid Price Requirement by March 18, 2024, or if we fail to meet any of the other continued listing requirements, including stockholder equity requirements, our securities may be delisted from Nasdaq, which could reduce the liquidity of our Common Stock materially and result in a corresponding material reduction in the price of our Common Stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, employees and business development opportunities. Such a delisting likely would impair your ability to sell or purchase our Common Stock when you wish to do so. Further, if we were to be delisted from Nasdaq, our Common Stock may no longer be recognized as a “covered security” and we would be subject to regulation in each state in which we offer our securities. Thus, delisting from Nasdaq could adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly impact the ability of investors to trade our securities and would negatively impact the value and liquidity of our Common Stock.

If we implement a reverse stock split, the liquidity of our Common Stock may be adversely effected.

As discussed above, the stockholders of the Company, at the June 19, 2023, annual meeting of stockholders previously approved an amendment to our Second Amended and Restated Certificate of Incorporation, to effect a reverse stock split of our issued and outstanding shares of our Common Stock, by a ratio of between one-for-five to one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to April 24, 2024. The Company plans to complete a reverse stock split within the stockholder approved ratio, if required to comply with the Nasdaq Minimum Bid Price Requirement, and if deemed to be in the interests of the Company. However, there can be no assurance that the market price per new share of our Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our Common Stock outstanding before the reverse stock split. The liquidity of the shares of our Common Stock may be affected adversely by any reverse stock split given the reduced number of shares of our Common Stock that will be outstanding following the reverse stock split, especially if the market price of our Common Stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following any reverse stock split, the resulting market price of our Common Stock may not attract new investors and may not satisfy the investing requirements of those investors. Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated September 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2023

Kidpik Corp.

By:	/s/ Ezra Dabah
Name:	Ezra Dabah
Title:	Chief Executive Officer